Exhibit 10.2

PAYONEER GLOBAL INC. CHANGE IN CONTROL SEVERANCE PLAN

PARTICIPATION AGREEMENT

This PARTICIPATION AGREEMENT (“Agreement”) is effective as of [●], 2025 (the “Effective Date”), by and between Payoneer Global Inc. and any successor thereto (the “Company”), and [●] (“Participant”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Payoneer Global Inc. Change in Control Severance Plan (the “Plan”).

WHEREAS, Participant is presently employed by [•], a subsidiary of the Company;

WHEREAS, the Company has established the Plan with the purposes of attracting and retaining qualified executives and providing severance pay and benefits to such executive officers in the event of a Change in Control of the Company;

WHEREAS, the Administrator has determined that it is in the best interests of the Company and its stockholders to secure Participant’s continued services and to protect Participant in the case of a Termination of Employment during the Change of Control Period; and

WHEREAS, the Company and Participant have determined that it is in their respective best interests to enter into this Agreement on the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the terms and conditions of the Plan and this Agreement.

Section 1. Participation in the Plan. As of the Effective Date, Participant shall be a Participant under the Plan for all purposes thereunder. Subject to the terms and conditions of the Plan, Participant shall be eligible to receive severance pay and benefits under the Plan. Participant hereby acknowledges that Participant has received a copy of the Plan and that Participant has read, reviewed and understood the requirements, obligations, restrictions and terms contained within the Plan.

Section 2.  Entire Agreement. This Agreement and the Plan set forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof, including, solely in respect of Terminations of Employment during a Change in Control Period, any provisions in any Service Agreement, separation agreement or agreements evidencing any equity awards, by and between Participant and the Company or any of its affiliates relating to separation pay or benefits.

Section 3. Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement. Signatures transmitted via PDF or DocuSign will be deemed the equivalent of originals.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

PAYONEER GLOBAL INC.

By:
Name:
Title:

EXECUTIVE

By:
Name: